THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.

CORMEDIX INC.

AMENDED AND RESTATED

FUTURE ADVANCE PROMISSORY NOTE

Summit, NJ

$434,714.66	September 30, 2009

Recitals

A.            In consideration of certain services provided by The Lindsay A. Rosenwald Family Trusts Dated December 15, 2000 (the “Trusts”) to CorMedix Inc., a Delaware corporation (the “Company”), the Company made that certain FUTURE ADVANCE PROMISSORY NOTE, dated as of August 11, 2006 and amended on June 15, 2007 and July 22, 2008 (as amended, the “Existing Promissory Note”) in favor of the Trusts.

B.            As of the date hereof, the unpaid principal balance of the Existing Promissory Note was $344,678.73, and the amount of accrued and unpaid, interest thereon was $90,035.93, including accrued and unpaid interest was outstanding under the Existing Promissory Note.

C.            Each party desires to add the entire amount of such accrued and unpaid interest to the principal balance of the Existing Promissory Note and to amend and restate the Existing Promissory Note on the terms and subject to the conditions contained herein.

Agreements

1.	Principal and Interest

The Company, for value received, hereby promises to pay to the order of the Trusts, or its assigns (“Holder”), in lawful money of the United States of America at the address for notices to Holder set forth in the applicable Purchase Agreement (as defined below) (or such other address as Holder shall provide to the Company in writing pursuant hereto), the principal amount of Four Hundred Thirty Four Thousand Seven Hundred Fourteen dollars and Sixty Six cents ($434,714.66), together with interest as set forth below.

The Company promises to pay interest on the unpaid principal amount from the date hereof until such principal amount is paid in full at the rate of eight percent (8%), or such lesser rate as shall be the maximum rate allowable under applicable law. Interest from the date hereof shall be computed on the basis of a 360-day year of twelve 30-day months, shall compound annually and shall be accrued and added to principal on an annual basis. Unless converted, all unpaid principal and unpaid accrued interest on this promissory note (this “Note”) shall be due and payable on July 31, 2010; provided, however, that upon an Event of Default (as defined herein), the interest rate on this Note shall be increased to twelve percent (12%) per annum during the term of the default. For purposes of this Note, an “Event of Default” shall occur if (i) the Company shall default in the payment on this Note, when and as the same shall become due and payable; or (ii) the Company shall default in the due observance or performance of any material covenant, condition or agreement on the part of the Company contained in this Note, and any such default shall continue for a period of five (5) business days after the Company receives written notice thereof.

This Note shall rank pari passu in right of payment with all other existing indebtedness of the Company, including (a) the future advance promissory note between the Company and Paramount BioSciences, LLC, dated July 28, 2006, as amended on June 15, 2007 and amended and restated on the date hereof (as amended, the “PBS Note”), (b) the series of convertible promissory notes issued by the Company in connection with an offering described in the Company’s Confidential Offering Memorandum dated June 15, 2007 and Supplement No. 1 thereto dated August 14, 2007 (such notes, as amended to date, shall be collectively referred to as the “First Bridge Notes”), (c) the series of convertible promissory notes issued by the Company in connection with an offering described in the Company’s Confidential Offering Memorandum dated August 5, 2008 (such notes, as amended to date, shall be collectively referred to as the “Second Bridge Notes” and collectively with the First Bridge Notes, the “Bridge Notes”), and (d) the convertible promissory note in the principle amount of $1,000,000 dated as of April 30, 2009 issued by the Company to Galenica Ltd., on terms substantially the same as the Bridge Notes (the “Galenica Note”). No consent of the Holder will be required for issuances by the Company of unsecured indebtedness that ranks pari passu in right of payment with, or junior in right of payment to, this Note.

2.	Conversion.

2.1  (a)  All unpaid principal and unpaid accrued interest on this Note shall be automatically converted into the Company’s equity securities (the “Securities”) issued in the Company’s next equity financing (or series of related equity financings) involving the sale of Securities in which the Company receives gross aggregate cash proceeds (before brokers’ fees or other transaction related expenses, and excluding any such proceeds resulting from any conversion of the First Bridge Notes) of at least $10,000,000 minus the aggregate principal amount of the Second Bridge Notes (a “Qualified Financing”), at a conversion price equal to the lesser of (a) the lowest per unit price paid for such Securities in cash by investors in such Qualified Financing, and upon such other terms, conditions and agreements as may be applicable in such Qualified Financing, and (b) $30,000,000 divided by the number of shares of Common Stock outstanding immediately prior to such Qualified Financing (determined on a fully diluted basis) (the “Conversion Price”).

(b) In the event that the Company consummates a merger, share exchange, or other transaction (or series of related transactions), other than in connection with a Qualified Financing, in which (i) the Company merges into or otherwise becomes a wholly-owned subsidiary of a company subject to the public company reporting requirements of the Securities Exchange Act of 1934, as amended, and (ii) the aggregate consideration payable to the Company or its stockholders in such transaction(s) (the “Reverse Merger Consideration”) is greater than or equal to $10,000,000 (a “Reverse Merger”), then immediately prior to such Reverse Merger, all unpaid principal and unpaid accrued interest on this Note shall be automatically converted into Common Stock at a conversion price per share equal to the quotient obtained by dividing (i) the Reverse Merger Consideration less the amount of unpaid principal and accrued interest on all Bridge Notes by (ii) the number of shares of Common Stock then outstanding, on a fully diluted basis, without giving effect to the warrants issued in connection with the Bridge Notes or to the warrants issued to Paramount BioCapital, Inc., as placement agent in connection with the sale of the First Bridge Notes.

The shares of Common Stock issuable pursuant to clause 2.1(b) above shall be issued effective prior to the consummation of the Reverse Merger and as a condition to such Reverse Merger. As a holder of such shares of Common Stock, the Holder will receive the consideration payable in connection with such Reverse Merger on a share-for-share basis with all other stockholders of the Company and in like kind, at the same time and upon the same conditions as all other stockholders of the Company.

If any Reverse Merger Consideration is other than cash, its value will be deemed to be its fair market value as determined, in good faith, by the Board of Directors of the Company. The value of any securities shall be determined by the Board of Directors of the Company as set forth for a Sale of the Company in Section 3.2(c) below.

In the event the Company completes (in one or a series of related transactions) a merger, consolidation, sale or transfer of more than fifty percent (50%) of the Company’s capital stock, in each case, which does not constitute a Sale of the Company (as defined below), a Reverse Merger or a Qualified Financing, then the term “Securities” as used herein shall thereafter refer to the equity securities or securities convertible into or exchangeable for equity securities of the surviving, resulting, combined or acquiring entity in such merger, consolidation, sale or transfer.

2.2 Upon conversion of this Note in accordance with the terms of Section 2.1, the outstanding unpaid principal and unpaid accrued interest of this Note shall be converted without any further action by the Holder and whether or not this Note is surrendered to the Company or its transfer agent, and the indebtedness evidenced by this Note shall be satisfied in full and no interest shall continue to accrue on this Note and all rights of the Holder hereunder shall terminate. The Company shall not be obligated to issue certificates evidencing the shares of the securities issuable upon such conversion unless this Note is either delivered to the Company or its transfer agent, or the Holder notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable after such delivery, or such agreement, and indemnification, issue and deliver to such Holder of such Note, a certificate or certificates for the securities to which the Holder shall be entitled. Such conversion shall be deemed to have been made concurrently with the close of the Qualified Financing or the Reverse Merger, as applicable. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date. The Company shall not issue fractional shares but shall round down the number of shares issued to the nearest whole number. Any conversion effected in accordance with this Section 2 shall be binding upon the Holder hereof.

3.	Prepayment.

3.1           Other than as provided in Section 3.2 hereof, this Note may not be prepaid at any time, in whole or in part, prior to their maturity.

3.2           In the event of a Sale of the Company prior to a Qualified Financing, the Company shall:

(a)           pay to the Holder an amount equal to the unpaid principal balance of this Note, payable in cash or such other form of Sale Proceeds (as defined below), having a value equal to such unpaid principal balance;

(b)           pay to the Holder all accrued but unpaid interest on this Note, payable in cash or such other form of Sale Proceeds, having a value equal to such accrued but unpaid interest; and

(c)           as consideration for the permitted prepayment of this Note, issue to the Holder a number of fully paid, non-assessable shares of Common Stock equal to (i) the Aggregate Prepayment Equity Amount (as defined below), multiplied by (ii) the quotient equal to the principal amount of the Holder’s Note divided by the sum of the aggregate principal amount of (w) this Note plus (x) the PBS Note plus (y) all Bridge Notes plus (z) the Galenica Note, in each case, then outstanding.

The shares of Common Stock issuable pursuant to clause (c) above shall be issued effective immediately prior to, and conditioned upon, the consummation of the Sale of the Company and as a condition to such Sale of the Company. As a holder of such shares of Common Stock, the Holder will receive the consideration payable in connection with such Sale of the Company on a share-for-share basis with all other stockholders of the Company and in like kind, at the same time and upon the same conditions as all other stockholders of the Company.

Upon the consummation of the Sale of the Company and completion by the Company of the deliveries set forth in clauses (a) through (c) above, the indebtedness evidenced by this Note shall be satisfied in full and no interest shall continue to accrue on this Note and all rights of the Holder hereunder shall terminate.

If any Sale Proceeds resulting from the Sale of the Company are other than cash, the value of such Sale Proceeds will be deemed to be its fair market value as determined, in good faith, by the Board of Directors of the Company. The value of any securities shall be determined by the Board of Directors of the Company as follows:

(i)           Securities not subject to an investment letter or other restriction on free marketability covered by (ii) below:

(A)          If traded on a securities exchange, the value shall be the average of the daily average bid and asked prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the date of the Sale of the Company;

(B)          If not traded on a securities exchange, but actively traded over-the-counter, the value shall be the average of the daily average of the closing bid and sale prices over the thirty (30) day period ending three (3) days prior to the date of the Sale of the Company; and

(C)          If not traded on a securities exchange and if there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors with reference to the last sale of securities undertaken by the issuer of such securities.

(ii)   An appropriate discount from the market value determined in accordance with clauses (A), (B) or (C) of subsection (i) above shall be made with respect to any securities subject to an investment letter or other restriction on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) to reflect the approximate fair market value thereof, as determined by the Board of Directors.

The following definitions shall apply for purposes of this Section 3.2:

(w)            “Aggregate Prepayment Equity Amount” shall mean a number of shares of Common Stock determined in accordance with the following formula:

Aggregate Prepayment Equity Amount =

For purposes of the foregoing formula:

A = the number of shares of the Company’s then outstanding Common Stock, determined on a fully diluted basis, prior to any issuance under this Section 3.2;

B = the Applicable Percentage (as defined below).

(x)            “Applicable Percentage” shall mean the number determined in accordance with the following formula:

Applicable Percentage =

For purposes of the foregoing formula:

A = the aggregate principal amount of this Note, the PBS Note, all Bridge Notes and the Galenica Note outstanding immediately prior to the Sale of the Company;

B = 50%; and

C = the aggregate principal amount of this Note, the PBS Note, all Bridge Notes and. the Galenica Note then outstanding.

(y)   “Sale of the Company” shall mean a transaction (or series of related transactions) with one or more non-affiliates, pursuant to which such party or parties acquire (i) capital stock of the Company or the surviving entity possessing the voting power to elect a majority of the board of directors of the Company or the surviving entity (whether by merger, consolidation, sale or transfer of the Company’s capital stock or otherwise) (a “Stock Acquisition”); or (ii) all or substantially all of the Company’s assets determined on a consolidated basis (an “Asset Sale”); provided, however, that notwithstanding anything to the contrary contained herein, to the extent any transaction (or series of related transactions) qualifies as a Qualified Financing or a Reverse Merger, such transaction(s) shall not be deemed to constitute a Sale of the Company.

(z)   “Sale Proceeds” shall mean (i) in the event of a Stock Acquisition, the cash or securities paid by the acquirer to the Company or the selling stockholders to acquire such shares; and (ii) in the event of an Asset Sale, the cash or securities legally available for distribution to the Company’s stockholders, after creation of adequate reserves for liabilities of the Company.

4.           Attorney’s Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest, payable hereunder, reasonable attorneys’ fees and costs incurred by Holder.

5.           Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery to the address provided pursuant to the Purchase Agreement.

6.           Notice of Proposed Transfers. Prior to any proposed transfer of this Note or the Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by an unqualified written opinion of legal counsel, who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of this Note or Securities may be effected without registration under the Securities Act; provided, however, no such opinion of counsel shall be necessary for a transfer without consideration by a Holder to any affiliate of such Holder, or a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing Securities or this Note transferred as above provided shall bear an appropriate restrictive legend, except that this Note or certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

7.           Acceleration, This Note shall become immediately due and payable if (i) the Company commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; or (ii) there is any material breach of any material covenant, warranty, representation or other term or condition of this Note or the Purchase Agreement at any time which is not cured within the time periods permitted therein, or if no cure period is provided therein, within sixty (60) days after the date on which the Company receives written notice of such breach.

8.           No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against dilution or other impairment.

9           Waivers.   The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. This Note is being delivered in and shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

10.        No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder of the Company.

11.        Amendment. Any term of this Note may be amended with the written consent of the Company and the Holder hereof.

*  *  *  *  *

IN WITNESS WHEREOF, this Amended and Restated Future Advance Promissory Note is executed by the parties hereto as of the day and year first above written.

CORMEDIX INC.

By: /s/ John Houghton
Name: John Houghton
Title: President and Chief Executive Officer

THE LINDSAY A. ROSENWALD FAMILY
TRUSTS DATED DECEMBER 15, 2000

By:  /s/ Jon Rosenwald
Name: Jon Rosenwald
Title:  Trustee